Exhibit 10.10

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of April 14, 2021, is entered into by and between HUMBL, Inc., a Delaware corporation (“Company”), and Brighton Capital Partners, LLC, a Texas limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $3,300,000.00 (the “Note”), convertible into shares of common stock, $0.00001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be April 14, 2021, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall be unsecured.

1.5. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $300,000.00 (the “OID”). The OID will be added to the original principal amount of the Note. The “Purchase Price”, therefore, shall be $3,000,000.00, computed as follows: $3,300,000.00 initial principal balance, less the OID.

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2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (iv) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (vii) none of Company’s filings with OTC Markets contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (viii) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with OTC Markets on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (ix) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (x) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xii) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; and (xiii) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with OTC Markets, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available; (ii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Common Stock shall be listed or quoted for trading on any of (a) OTC Pink Current Information, (b) OTCQX, or (c) OTCQB; (iv) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; and (vi) Company will register on a Form S-1 registration statement a sufficient number of shares of Common Stock for Lender to convert the entire Outstanding Balance (as defined in the Note) of the Note in full, but in no event less than 5,000,000 shares.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

6.2. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit B acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.3. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit C evidencing Company’s approval of the Transaction Documents.

6.4. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit D to be delivered to the Transfer Agent.

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6.5. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Reservation of Shares. On the date hereof, Company will reserve 4,500,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note (the “Share Reserve”). Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance as of the date of the request by the Redemption Conversion Price (as defined in the Note). Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Redemption Notice under the Note.

8. No Shorting. During the period beginning on the Closing Date and ending on the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, Investor will not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 8 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act.

9. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 9 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

9.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Travis County, Texas, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

9.2. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity.

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9.3. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s electronic signature page thereof) will be deemed to be an executed original thereof.

9.4. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9.5. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.6. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

9.7. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9.8. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

HUMBL, Inc.

Attn: Brian Foote

600 B Street, Suite 300

San Diego, California 92101

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If to Investor:

Brighton Capital Partners, LLC

Attn: Lucas Hales

9.9. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

9.10. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

9.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

9.13. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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9.14. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

9.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

9.16. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

9.17. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$3,300,000.00

Purchase Price:	$3,000,000.00

INVESTOR:

Brighton Capital Partners, LLC

By:
Lucas Hales, Manager

COMPANY:

HUMBL, Inc.

By:
Brian Foote, CEO

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Irrevocable Transfer Agent Instructions
Exhibit C	Secretary’s Certificate
Exhibit D	Share Issuance Resolution